APPENDIX 1

AMENDMENT NUMBER 1
TO THE CANADIAN PACIFIC RAILWAY COMPANY PENSION PLAN
CONSOLIDATED AS AT JANUARY 1, 2009
AMENDMENTS IN RESPECT OF MANAGEMENT EMPLOYEES

1.	Delete subparagraph 1.04 and replace it with the following:
1.04    Defined Contribution Provision
Effective January 1, 2001, the Plan was amended to establish, in Appendix B, a defined contribution provision for Management Employees. At that time, it provided for a limited time transfer by Management Employees of benefits accrued under the defined benefit provisions of the Plan to the defined contribution provisions of Appendix B in accordance with paragraph 4.03.
All Management Employees hired on or after July 1, 2010 or who join the Plan on or after August 6, 2010 are only eligible for the Plan’s defined contribution provisions.

2.	Delete subparagraph 4.03(b) and replace it with the following:

(b)
(i)    A Management Employee who joins the Plan on or after November 1, 2000, but before January 1, 2001, shall, subject to paragraph 4.05, irrevocably elect on or before his Election Date to either become and remain a DB Member, or become a DC Member effective January 1, 2001.

(ii)
A Management Employee who joins the Plan on or after January 1, 2001, but before August 6, 2010, shall, subject to clause (iii) and paragraph 4.05, irrevocably elect to become either a DB Member or a DC Member.

(iii)
A Management Employee who joins the Plan on or after November 1, 2009, but before July 1, 2010, and who elects to become a DB Member or is deemed to have elected to become a DB Member under subparagraph 4.06(d), may, prior to July 1, 2010, elect to become a DC Member effective August 6, 2010.

(iv)	Notwithstanding subparagraph 4.01(a), a Management Employee who is hired on or after July 1, 2010 shall not join the Plan prior to August 6, 2010.

(v)	A Management Employee who joins the Plan on or after August 6, 2010 shall become a DC Member.

(vi)	Notwithstanding subparagraph (a), a Management Employee who is participating in a bridging program sponsored by the Company on or before January 1, 2001 shall remain a DB Member.

3.	Delete subparagraph 4.03(d) and replace it with the following:

Consolidated as at January 1, 2009

Amendment Number 1    Page 2

(d)
(i)    Notwithstanding subparagraphs (a), (b) and (c), an Employee in a position covered by a collective agreement with a Union shall, upon becoming a Management Employee on or after January 1, 2001, and subject to paragraph 4.05, irrevocably elect to either remain a DB Member or become a DC Member. In no event, however, shall a Conversion Value be determined in respect of such Employee nor shall the Employee be permitted to transfer to the Defined Contribution Provision the value of any or all of his defined benefits accrued to the effective date of such election.

(ii)
Notwithstanding clause (i), a Management Employee who elected to remain a DB Member in accordance with clause (i), and whose election was effective on or after November 1, 2009 but before July 1, 2010, may, prior to July 1, 2010, elect to become a DC Member effective August 6, 2010.

4.	Delete paragraph 4.05 and replace it with the following:
4.05    Option to Become DB Member at Age 45

(a)
A DC Member who has met the conditions set out in subparagraph (b) may irrevocably elect, on a form prescribed by the Company, prior to and effective the January 1 coincident with or immediately subsequent to his attaining age 45, to become a DB Member. However, such election shall only be in respect of Service on and after such January 1. Further, a DC Member so electing shall be required to leave his benefits accrued under the Defined Contribution Provision, including those transferred pursuant to subparagraph 4.03(c), in his Accounts until such time as he reaches his Retirement Date, dies or terminates.

(b)	A DC Member has met the conditions for subparagraph (a) if either:

(i)	the DC Member made the election under subparagraph (a) prior to January 1, 2010, or

(ii)
the DC Member is a DC Member on August 5, 2010 and has, within the time period and on a form prescribed by the Company, elected to retain the option to become a DB Member in accordance with subparagraph (a).

(c)
Notwithstanding subparagraph (a), a DC Member who elected to become a DB Member in accordance with subparagraph (a), and whose election was effective January 1, 2010, may, prior to July 1, 2010, elect to become a DC Member effective August 6, 2010.

5.	Delete subparagraph 4.06(d) and replace it with the following:

(d)
Any Management Employee who joins the Plan on or after January 1, 2008 but before August 6, 2010 and fails to make an election in accordance with clause 4.03(b)(ii) shall be deemed to have irrevocably elected to become a DB Member.